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                                                                     Exhibit 4.1

NUMBER                                                                  SHARES

                                  [LINC LOGO]
                                                               CUSIP 501942 10 6
                  Incorporated under the laws            See Reverse for certain
                    of the state of Delaware             definitions

                    Common Stock, Par Value $.001 Per Share

This Certifies that



is the owner of


          Fully Paid and Non-assessable Shares of the Common Stock of LINC Capital, Inc. (the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating options, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          IN WITNESS WHEREOF, LINC Capital, Inc. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:

 Secretary [LINC CAPITAL, INC. CORPORATION SEAL 1997 DELAWARE]    President



Countersigned and Registered:
      LASALLE NATIONAL BANK
           Transfer Agent and Registrar,


By: ____________________________________
       Authorized Officer
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          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM- as tenants in common              UNIV GIFT MIN ACT-___Custodian_____
TEN ENT- as tenants by the entireties                       (Cust)     (Minor)
JT TEN-  as joint tenants with right of         under Uniform Gifts to Minors
         survivorship and not as tenants       Act ___________________________
         in common                                           (State)

     Additional abbreviations may also be used though not in the above list.

For value received, ___________________________________hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee

/                        /


______________________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)

______________________________________________________________________________

_______________________________________________________________________shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________Attorney
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:_________________________



                                    ____________________________________
                                    Notice: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.